Exhibit 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated April 15, 2010 in this Registration Statement on Form S-8 pertaining to the TOMI Environmental Solutions, Inc. 2008 Stock Option Plan with respect to the consolidated financial statements of TOMI Environmental Solutions, Inc. and Subsidiary for the year ended December 31, 2009 included in its Annual Report on Form 10-K (SEC file no. 000-09908) for the year then ended, filed with the Securities and Exchange Commission on April 15, 2010.


/s/ WOLINETZ, LAFAZAN & COMPANY, P.C.

    WOLINETZ, LAFAZAN & COMPANY, P.C.


Rockville Centre, New York
June 1, 2010